EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2006 except Notes 1 and 17, as to which the date is June 30, 2006, with respect to the consolidated financial statements of Madison River Capital, LLC included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-138039) and related Prospectus of Madison River Communications Corp. dated December 11, 2006.

/s/ Ernst & Young LLP

Raleigh, North Carolina

December 11, 2006